UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2005

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, to support the continued development of our product candidates. Under the agreement, Cornell Capital Partners has committed to provide up to $15 million of funding to be drawn down over a 24-month period at our discretion, subject to an effective registration. The maximum amount of each drawdown is $500,000, and there must be at least five trading days between drawdowns.

Under the Standby Equity Distribution Agreement, each drawdown is actually a sale by us to Cornell Capital Partners of newly-issued common stock, in the quantity required to equate to the desired cash proceeds. Cornell Capital Partners will pay us 97% of, or a 3% discount to, the lowest daily volume weighted average price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell Capital Partners that we desire to access the Standby Equity Distribution Agreement. In addition, Cornell Capital Partners will retain 5% of each cash payment under the Standby Equity Distribution Agreement. We also issued 725,353 shares of common stock to Cornell Capital Partners as a one-time commitment fee. The 3% discount, the 5% retainage fee and the 725,353 shares of common stock are considered to be underwriting discounts payable to Cornell Capital Partners. We agreed to register for resale, on Form S-1, the shares of common stock which we sell to Cornell Capital Partners under the Standby Equity Distribution Agreement.

We engaged Monitor Capital, Inc., a registered broker-dealer, to act as placement agent in connection with the Standby Equity Distribution Agreement. We paid Monitor Capital, Inc. 14,085 shares of common stock on July 15, 2005, as a fee under a Placement Agent Agreement.

Under the Standby Equity Distribution Agreement and Nasdaq rules, we will be required to obtain stockholder approval before drawing down the bulk of the Standby Equity Distribution Agreement funding. We will promptly seek such stockholder approval.

Item 3.02 Unregistered Sales of Equity Securities.

As part of the Standby Equity Distribution Agreement transaction discussed above, we issued 725,353 shares of common stock to Cornell Capital Partners, LP as a one-time commitment fee. In addition we issued 14,085 shares of common stock to Monitor Capital, Inc. as a placement agent fee. Both of these issuances occurred on July 15, 2005, and were exempt from registration by virtue of Section 4(2) of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

July 20, 2005	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Vice President, Finance and Chief Financial Officer